EXHIBIT 21
                                                                 1996 10-K


                         LIST OF SUBSIDIARIES

                                                 JURISDICTION
SUBSIDIARY                                     OF INCORPORATION
_________________________________________________________________

Femco Machine Co.                                      Nevada
Kolpak Manufacturing Company                           Wisconsin
Manitex, Inc.                                          Texas
Manitowoc Engineering, Inc.                            Nevada
Manitowoc Equipment Works PTE, Ltd.                    Singapore
Manitowoc Equipment Works, Inc.                        Nevada
Manitowoc Europe Holdings, Ltd.                        England
Manitowoc Europe Limited                               England
Manitowoc International Sales Corp.                    Barbados
Manitowoc Korea Company, Ltd.                          Korea
Manitowoc Nevada, Inc.                                 Nevada
Manitowoc Re-Manufacturing, Inc.                       Wisconsin
Manitowoc Western Company, Inc.                        Wisconsin
North Central Crane & Excavator Sales Corp.            Nevada
The Shannon Group, Inc.                                Delaware
West Manitowoc, Inc.                                   Wisconsin





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